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Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intel Corporation of our report dated January 14, 2002, included in the 2001 Annual Report to Stockholders of Intel Corporation.

Our audits also include the financial statement schedule of Intel Corporation listed in Item 14(a). This schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-10392, 2-73464, 2-56648, 33-33983, 2-90217, 33-29672, 33-41771, 33-63489, 333-20951, 333-24229, 333-45391, 333-45395, 333-67537, 333-93057, 333-90807, 333-77279, 333-75163, 333-82387, 333-84247, 333-88251, 333-96255, 333-33188, 333-34154, 333-36526, 333-38134, 333-39336, 333-39422, 333-42408, 333-46220, 333-49694, 333-49696, 333-57366, 333-58238, 333-58288, 333-59518, 333-59522, 333-59530, and 333-63330; and Form S-3 Nos. 33-20117, 33-54220, 33-58964, and 33-56107) of our report dated January 14, 2002, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Intel Corporation.

        /s/ Ernst & Young LLP

San Jose, California
March 8, 2002

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  Exhibit 23